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                                 Exhibit (17)(b)

                          GOVERNEMNT MONEY MARKET FUND

         PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS ON JANUARY 22, 2002
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned hereby appoint(s) [ ] and [ ] or any one or more of them, proxies, with full power of substitution, to vote all shares of the Government Money Market Fund (the "Fund") which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at the offices of the Fund at 3435 Stelzer Road, Columbus, Ohio, on January 22, 2002 at 10:00 a.m., local time, and at any adjournment thereof.

This proxy will be voted as instructed. If no specification is made, the proxy will be voted "FOR" the proposals.

Please vote, date and sign this proxy and return it promptly in the enclosed envelope.

Please indicate your vote by an "x" in the appropriate box below.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSAL:

1. To approve an Agreement and Plan of Reorganization for the Government Money Market Fund providing for (a) the transfer of all of its assets to BNY Hamilton Treasury Money Fund (the "Treasury Money Fund") in exchange for shares of the Treasury Money Fund and the assumption by the Treasury Money Fund of the Government Money Market Fund's liabilities, (b) such shares of the Treasury Money Fund would be distributed to shareholders of the Government Money Market Fund, and (c) the subsequent liquidation of the Government Money Market Fund.

FOR  [  ]  AGAINST  [  ]  ABSTAIN  [  ]

This proxy must be signed exactly as your name(s) appears hereon. If as an attorney, executor, guardian or in some representative capacity or as an officer of a corporation, please add titles as such. Joint owners must each sign.

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Signature                                        Date



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Signature (if held jointly)                      Date